UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

RED MILE ENTERTAINMENT, INC.
(Name of Registrant As Specified In Its Charter)

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2. Aggregate number of securities to which transaction applies:

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4. Proposed maximum aggregate value of transaction

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RED MILE ENTERTAINMENT, INC.
4000 Bridgeway, Suite 101
Sausilito, CA 94965

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF RED MILE ENTERTAINMENT, INC.:

The purpose of this letter is to inform you that our stockholders have given our board the authority to effect a reverse stock split of each share of common stock of Red Mile Entertainment, Inc. at a ratio of one share for every three shares of shares of common stock outstanding.

The holders of shares representing 54.0% of our voting power have executed a written consent giving our board the authority to effect the reverse stock split. The reverse stock split is described in greater detail in the information statement accompanying this notice. The consents that we have received constitute the only stockholder approval required for the reverse stock split under the Delaware Corporation Law and our articles of incorporation and bylaws. We would not effect the stock split before February 5, 2007, and our board may elect to effect the stock split or may elect not to take action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of holders of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.

The accompanying information statement is for information purposes only. Please read it carefully.

January 15, 2007

By Order of the Board of Directors

/s/ Chester Aldridge
Chester Aldridge
President and Chief Executive Officer

RED MILE ENTERTAINMENT, INC.
4000 Bridgeway, Suite 101
Sausilito, CA 94965

INFORMATION STATEMENT

January 15, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about January 15, 2007 to the stockholders of record of Red Mile Entertainment, Inc. at the close of business on December 31, 2006. This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware Corporation Law.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our common stock, par value $0.0001 per share have adopted, by written consent, resolutions authorizing us to effect a reverse stock split of each share of common stock of Red Mile Entertainment, Inc. at a ratio of one share for every three shares of common stock outstanding.

As of the close of business on the record date, we had 100,000,000 shares of common stock authorized, of which 29,379,699 shares were outstanding, and 20,000,000 shares of preferred stock authorized, of which there were no shares outstanding. Each outstanding share of common stock is entitled to one vote per share.

The approval of our class of common stock is required for us to be able to effect the proposed stock split. Under Delaware law and our organizational documents, we are entitled to obtain that approval by written consent. We have obtained written consents approving the proposed stock split and the proposed amendment from stockholders holding approximately 54.0% of the voting power of our common stock.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

TABLE OF CONTENTS

VOTING SECURITIES	4
DISSENTERS’ RIGHT OF APPRAISAL	4
STOCKHOLDER AUTHORIZATION ONE—REVERSE STOCK SPLIT	4
BOARD OF DIRECTORS’ RECOMMENDATION AND STOCKHOLDER APPROVAL	6
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	6
FORWARD-LOOKING STATEMENTS	7
WHERE YOU CAN FIND MORE INFORMATION	7
INCORPORATION OF FINANCIAL INFORMATION	7

VOTING SECURITIES

As of December 31, 2006, there were 29,379,699 shares of our common stock outstanding and no shares of our preferred stock were outstanding.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our articles of incorporation and bylaws, no stockholder has any right to dissent to the proposed reverse stock split and is not entitled to appraisal of or payment for their shares of our stock.

STOCKHOLDER AUTHORIZATION ONE—
REVERSE STOCK SPLIT

As of January 2, 2007, our board of directors and stockholders holding a majority of our voting power voted to authorize our board of directors, at its discretion, to effect a reverse stock split of our outstanding common stock at a ratio of one share for every 3 shares of common stock outstanding. Should the board of directors elect to effect it, this reverse stock split would take effect no sooner than February 5, 2007, for shareholders of record of our company as of the close of business on the date of the reverse stock split.

Purpose

We propose to effect the reverse stock split in order to reduce the number of outstanding shares of our common stock to a level more consistent with other public companies with a similar anticipated market capitalization. We anticipate that we would also issue some authorized but unissued shares to raise capital to fund our operations, but we have no agreement or understanding with any person regarding any such issuance.

Our board of directors believes that the reverse stock split is in the best interest of our company and its stockholders. We can give no assurances, however, that the reverse stock split would have the desired benefits. Our board of directors reserves the right to elect not to effect the reverse stock split.

Effect on Authorized and Outstanding Shares

Immediately following effectiveness of the reverse stock split, assuming that it is at a ratio of one share for every three shares of common stock outstanding, there would be approximately 9,793,233 shares of our common stock outstanding.

With the exception of the number of shares of common stock outstanding, the rights and preferences of shares of our common stock prior and subsequent to the reverse stock split would remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business would materially change as a result of the reverse stock split.

The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. See “Exchange of Certificate and Elimination of Fractional Share Interests.” The common stock issued and outstanding after the reverse stock split would remain fully paid and non-assessable.

Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, and as a result we are subject to periodic reporting and other requirements. The proposed reverse stock split would not affect the registration of our common stock under the Exchange Act.

Effect on Market Price

The reverse stock split may cause an increase in the market price of our common stock, but we cannot predict the actual effect of the reverse stock split on the market price. If the market price of our common stock does increase, it may not increase in proportion to the reduction in the number of shares outstanding as a result of the reverse stock split. Furthermore, the reverse stock split may not lead to a sustained increase in the market price of our common stock. The market price of our common stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business, as well as general market conditions.

Accounting Matters

The reverse stock split would not affect the par value of our common stock. As a result, on the effective date of the reverse stock split the stated par value capital on our balance sheet attributable to our common stock would be reduced and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our common stock would be increased because there would be fewer shares of our common stock outstanding.

We present earnings per share (“EPS”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” and we will comply with the requirements of SFAS No. 128 with respect to reverse stock splits. In pertinent part, SFAS No. 128 says as follows: “If the number of common shares outstanding decreases as a result of a reverse stock split, the computations of basic and diluted EPS shall be adjusted retroactively for all periods presented to reflect that change in capital structure. If changes in common stock resulting from reverse stock splits occur after the close of the period but before issuance of the financial statements, the per-share computations for those and any prior-period financial statements presented shall be based on the new number of shares. If any per-share computations reflect such changes in the number of shares, that fact shall be disclosed.”

Exchange of Certificate and Elimination of Fractional Share Interests

On the date of the reverse stock split, each lot of a given number of shares of our common stock—the number would depend on the ratio selected by our board of directors—would automatically be changed into one share of common stock. No additional action on the part of any stockholder would be required in order to effect the reverse stock split. Stockholders would not be required to exchange their certificates representing shares of common stock held prior to the reverse stock split for new certificates representing shares of common stock; please do not send us your stock certificates.

In the reverse stock split, no certificate representing any fractional share interest in our post-split shares would be issued. Instead, all fractional shares would be rounded up, so that a holder of pre-split shares would receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment would be made to reduce or eliminate any fractional share interest. The result of this “rounding-up” process would increase slightly the holdings of those stockholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the reverse stock split.

Federal Income Tax Consequences

The following description of federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this information statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the reverse stock split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. We believe, however, that because the reverse stock split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the reverse stock split would have the federal income tax effects described below:

The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares would equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares would be the same as the holding period for the pre-split shares exchanged therefor. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders would be treated as if our company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares would result in any gain or loss recognition by stockholders.

Our company should not recognize gain or loss as a result of the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of our company with another company), we are not proposing the reverse stock split in response to any effort of which we are aware to accumulate any of our shares or obtain control of our company. Our board does not currently contemplate recommending the adoption of any other proposals that could be construed to affect the ability of anyone to take over or change the control of our company

BOARD OF DIRECTORS’ RECOMMENDATION
AND STOCKHOLDER APPROVAL

As of December 31, 2006, our board of directors and stockholders holding a majority of our voting power voted to authorize our board of directors to effect a reverse stock split of our outstanding common stock at a ratio of one share for every three shares of common stock outstanding. In the absence of a meeting, the affirmative consent of holders of a majority of the vote represented by our outstanding shares of common stock was required to approve the reverse stock split and amendment of our articles of incorporation. Because holders of approximately 54.0% of our voting power signed a written consent in favor of the reverse stock split, we are authorized to effect the reverse stock split.

The information contained in this information statement constitutes the only notice we will be providing stockholders.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as shareholders, none of our officers, directors or any of their respective affiliates has any interest in the reverse stock split.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, volatility of stock prices and any other factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this proxy statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our annual report on Form 10-KSB for the fiscal year ended March 31, 2006, and our quarterly report on Form 10-Q for the quarterly period ended September 30, 2006. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Red Mile Entertainment, Inc.
4000 Bridgeway, Suite 101
Sausilito, CA 94965
Telephone (415) 339-4240
Facsimile (415) 339-4249

As we obtained the requisite stockholder vote for the reverse stock split described in this information statement upon delivery of written consents from the holders of a majority of our outstanding shares of common stock. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This information statement is for informational purposes only. Please read this information statement carefully.